Exhibit 10.11
Nonqualified Stock Option Agreement – Non-Employee Directors

DINE BRANDS GLOBAL, INC.
2016 STOCK INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT
THIS NONQUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) is entered into as of ___________ (the “Date of Grant”), by and between DINE BRANDS GLOBAL, INC. (formerly, DineEquity, Inc.), a Delaware corporation (the “Company”), and ___________ (the “Optionee”).
RECITALS:
Pursuant to the Dine Brands Global, Inc. 2016 Stock Incentive Plan (the “Plan”), the Compensation Committee of the Board of Directors of the Company (the “Committee”), as the administrator of the Plan, has determined that the Optionee is to be granted an option (the “Option”) to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), on the terms and conditions set forth herein, and hereby grants such Option. The Option is not intended to constitute an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
Any capitalized terms not defined herein shall have their respective meanings set forth in the Plan.
AGREEMENT:
In consideration of the foregoing and of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:
1.NUMBER OF OPTION SHARES AND OPTION PRICE. The Option entitles the Optionee to purchase ______ shares of the Company’s Common Stock (the “Option Shares”) at a price of $_________ per share (the “Option Exercise Price”), which is the Fair Market Value of a share of Common Stock as of the Date of Grant.
2.    PERIOD OF OPTION AND CONDITIONS OF EXERCISE.
(a)    Period of Option. Unless the Option is previously terminated pursuant to this Agreement, the term of the Option and this Agreement shall commence on the Date of Grant and shall terminate upon the tenth anniversary of the Date of Grant. Upon termination of the Option, all rights of the Optionee (including, without limitation, his or her guardian or legal representative) hereunder shall cease.
(b)    Conditions of Exercise. Subject to the Optionee’s continued service to the Company, this Option shall vest and become exercisable as to one-third (1/3) of the shares subject to the Option on each of the first, second and third anniversaries of the Date of Grant. Notwithstanding anything in this Agreement to the contrary, the Option may be exercised only to purchase whole shares of Common Stock, and in no case may a fraction of a share of Common Stock be purchased. The right of the Optionee to purchase Option Shares with respect to which this Option has become exercisable as herein provided may only be exercised prior to the termination of the Option.
(c)    Acceleration. Subject to the terms of the Plan, the Committee may in its discretion accelerate the exercisability of all of the Option Shares or any part thereof, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.
3.    RIGHTS UPON TERMINATION OF SERVICE.
(a)    General. Except as otherwise provided in this Section 3, the Option may not be exercised after the Optionee’s service with the Company or any of its Subsidiaries has ceased.
(b)    Death. If the Optionee’s service to the Company terminates by reason of his or her death, the Options shall become fully vested and exercisable and thereafter may be exercised by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of twelve (12) months from the date of such death or until the expiration of the term of the Option, whichever period is shorter.
(c)    Disability and Retirement. If the Optionee’s service to the Company terminates by reason of Disability or Retirement, the Option shall become fully vested and exercisable and thereafter may be exercised for a period of twelve (12) months from the date of such termination of service or until the expiration of the term of the Option, whichever period is shorter, provided, however, that, if the Optionee dies within such twelve-month period and prior to the expiration of the term of the Option, the Option shall thereafter be exercisable for a period of twelve (12) months from the time of death or until the expiration of the term of the Option, whichever period is shorter.
(d)    Other Terminations. If an Optionee’s service to the Company terminates for any reason other than death, Disability or Retirement, the Option may be exercised, to the extent it was exercisable at the time of such termination, until the earlier to occur of (i) three (3) months from the date of such termination or (ii) the expiration of the term of the Option, whichever period is shorter.
(e)    Change in Control. Upon the termination of the Optionee’s service to the Company within a period of twenty-four (24) months following a Change in Control (i) by the Company other than for Cause, or (ii) as a result of his or her Disability, in lieu of shares of Common Stock issuable upon exercise of an outstanding Option, whether or not then exercisable, the Company shall pay the Optionee a lump sum amount, in cash, equal to the product of (i) the excess of the Fair Market Value of the Option Shares on such date of termination, over the Option Exercise Price, and (ii) the number of the then unexercised Option Shares. The Option shall be canceled upon the making of such payment.
(f)    Termination of Options. Notwithstanding anything in this Section 3 to the contrary, the Option may not be exercised after the termination of the Option.
4.    EXERCISE OF OPTION SHARES.
(a)    Payment for Option Shares. This Option may be exercised by (i) giving written notice of exercise to the Company, specifying the number of whole Option Shares to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), and (ii) by executing such documents as the Company may reasonably request.
(b)    Delivery of Option Shares. Upon exercise of the Option and payment of the Option Price pursuant to paragraph (a) of this Section 4, and subject to the requirements set forth in Section 5, the Company shall issue or cause to be issued, and delivered as promptly as possible to the Optionee, certificates representing the appropriate number of Option Shares, which certificates shall be registered in the name of the Optionee.
5.    REQUIREMENTS OF LAW AND OF STOCK EXCHANGES. By accepting this Option, Optionee represents and agrees for himself or herself and his or her transferees by will or the laws of descent and distribution or pursuant to a qualified domestic relations order that, unless a registration statement under the Securities Act of 1933, as amended, is in effect as to the Option Shares purchased upon any exercise of this Option, (i) any and all Option Shares so purchased shall be acquired for his or her personal account and not with a view to or for sale in connection with any distribution, and (ii) each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the Option Shares are being so acquired in good faith for his or her personal account and not with a view to or for sale in connection with any distribution.
If at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the Optionee is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.
6.    ADJUSTMENT IN COMMON STOCK. In accordance with the terms of the Plan, in the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, a substitution or adjustment shall be made in the number and class of unexercised Option Shares and the Option Exercise Price as may be determined by the Committee, in its sole discretion. Subject to the terms of the Plan, such other substitutions or adjustments shall be made as the Committee in its sole discretion may deem appropriate.
7.    NON-TRANSFERABILITY OF OPTION. The Option and this Agreement shall not be transferable other than by will, the laws of descent and distribution, or pursuant to beneficiary designation procedures approved by the Company. Notwithstanding the foregoing, the Option and this Agreement may be transferable to the Optionee’s family members, to a trust or entity established by the Optionee for estate planning purposes, to a charitable organization designated by the Optionee or pursuant to a qualified domestic relations order. Except to the extent permitted by this Section 7, the Option may be exercised or settled during the Optionee’s lifetime only by the Optionee or the Optionee’s legal representative or similar person. Except as permitted by this Section 7, the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option, the Option and all rights thereunder shall immediately become null and void.
8.    DISPUTE RESOLUTION. The parties hereto will use their reasonable best efforts to resolve any dispute hereunder through good faith negotiations. A party hereto must submit a written notice to any other party to whom such dispute pertains, and any such dispute that cannot be resolved within thirty (30) calendar days of receipt of such notice (or such other period to which the parties may agree) will be submitted to an arbitrator selected by mutual agreement of the parties. In the event that, within fifty (50) days of the written notice referred to in the preceding sentence, a single arbitrator has not been selected by mutual agreement of the parties, a panel of arbitrators (with each party to the dispute being entitled to select one arbitrator and, if necessary to prevent the possibility of deadlock, one additional arbitrator being selected by such arbitrators selected by the parties to the dispute) shall be selected by the parties. Except as otherwise provided herein or as the parties to the dispute may otherwise agree, such arbitration will be conducted in accordance with the then existing rules of the American Arbitration Association. The decision of the arbitrator or arbitrators, or of a majority thereof, as the case may be, made in writing will be final and binding upon the parties hereto as to the questions submitted, and the parties will abide by and comply with such decision; provided, however, the arbitrator or arbitrators, as the case may be, shall not be empowered to award punitive damages. Unless the decision of the arbitrator or arbitrators, as the case may be, provides for a different allocation of costs and expenses determined by the arbitrators to be equitable under the circumstances, the prevailing party or parties in any arbitration will be entitled to recover all reasonable fees (including but not limited to attorneys’ fees) and expenses incurred by it or them in connection with such arbitration from the non-prevailing party or parties.
9.    RIGHTS OF OPTIONEE IN COMMON STOCK The Optionee shall not be entitled to any rights as a stockholder of the Company with respect to any shares of Common Stock unless and until the Optionee becomes a stockholder of record with respect to such shares of Common Stock.
10.    NOTICES. Any notice required or permitted under this Agreement shall be deemed given when delivered either personally, by overnight courier, or when deposited in a United States Post Office, postage prepaid, addressed as appropriate, to the Optionee either at his/her address set forth below or such other address as he or she may designate in writing to the Company, or to the Company: Attention: General Counsel (or said designee), at the Company’s address or such other address as the Company may designate in writing to the Optionee.
11.    FAILURE TO ENFORCE NOT A WAIVER. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
12.    INCORPORATION OF PLAN. The Plan is hereby incorporated by reference and made a part hereof, and the Option and this Agreement are subject to all terms and conditions of the Plan.
13.    CONTINUED SERVICE. Neither the Plan, the granting of the Option, this Agreement nor any other action taken pursuant to the Plan shall confer upon any person any right to continued service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the service of any person at any time without liability hereunder.
14.    AMENDMENT AND TERMINATION. The Board may amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the New York Stock Exchange, or any other stock exchange on which shares of Common Stock are traded; provided, however, that no amendment may impair the rights of the Optionee without the consent of the Optionee.
15.    GOVERNING LAW. To the extent not otherwise governed by the Code or the laws of the United States, this Agreement shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.
16.    COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
17.    OPTION SUBJECT TO CLAWBACK. The Option and any cash payment or shares of Common Stock delivered pursuant to the Option are subject to forfeiture, recovery by the Company or other action pursuant to this Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.
18.    DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:
(a)    “Cause” shall mean as determined by the Company, (i) the willful failure by the Optionee to substantially perform his or her duties with the Company (other than any such failure resulting from the Optionee’s incapacity due to physical or mental illness); (ii) the Optionee’s willful misconduct that is demonstrably and materially injurious to the Company, monetarily or otherwise; (iii) the Optionee’s commission of such acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude as would prevent the effective performance of the Optionee’s duties; or (iv) the Optionee’s conviction or plea of no contest to a felony or a crime of moral turpitude.
(b)    “Disability” shall mean any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.
DINE BRANDS GLOBAL, INC.
By:
    Stephen P. Joyce
    Chief Executive Officer
The undersigned has had the opportunity to read the terms and provisions of the foregoing Agreement and the terms and provisions of the Plan, herein incorporated by reference. The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Agreement and to all the terms and provisions of the Plan, herein incorporated by reference.

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